                                                        EXHIBIT 23(g)(I)(2)(b)
                                                        EXHIBIT 23(g)(II)(5)

                                    AMENDMENT
                                       TO
                           MASTER DELEGATION AGREEMENT


      This amendment (the "Amendment") to Master Delegation Agreement is made as of the 18th day of June, 2007 by and between Investors Bank & Trust Company and each of the registered investment companies listed on Appendix A and their portfolios.

      WHEREAS, the parties hereto have entered into a Master Delegation Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

      WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to add ten additional funds as covered parties to the Agreement.

      NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


INVESTORS BANK & TRUST COMPANY


By:   /s/ Stephen DeSalvo
      -------------------
      Name: Stephen DeSalvo
      Title:  Managing Director

ECLIPSE FUNDS
ECLIPSE FUNDS INC.
THE MAINSTAY FUNDS
MAINSTAY VP SERIES FUND, INC.
ICAP FUNDS, INC.


By:   /s/ Stephen P. Fisher
      ---------------------
      Name: Stephen P. Fisher
      Title: President

                                  APPENDIX A
                                    TO THE
                         MASTER DELEGATION AGREEMENT
                            (AS OF JUNE 18, 2007)

FUND                           PORTFOLIO
----                           ---------
THE MAINSTAY FUNDS             Capital Appreciation Fund
                               Common Stock Fund
                               Convertible Fund
                               Diversified Income Fund
                               Equity Index Fund
                               Global High Income Fund
                               Government Fund
                               High Yield Corporate Bond Fund
                               International Equity Fund
                               Large Cap Growth Fund
                               MAP Fund
                               Mid Cap Growth Fund
                               Mid Cap Value Fund
                               Money Market Fund
                               Small Cap Growth Fund
                               Small Cap Value Fund
                               Tax Free Bond Fund
                               Total Return Fund
                               Value Fund
                               Institutional Bond Fund
                               Principal Preservation Fund

ECLIPSE FUNDS                  Mid Cap Opportunity Fund
                               Small Cap Opportunity Fund
                               Balanced Fund

ECLIPSE FUNDS INC.             130/30 Core Fund
                               130/30 Growth Fund
                               130/30 International Fund
                               Retirement 2010 Fund
                               Retirement 2020 Fund
                               Retirement 2030 Fund
                               Retirement 2040 Fund
                               Retirement 2050 Fund
                               All Cap Growth Fund
                               All Cap Value Fund
                               Cash Reserves Fund
                               Conservative Allocation Fund
                               Floating Rate Fund
                               Growth Allocation Fund
                               Growth Equity Fund
                               Income Manager Fund
                               Indexed Bond Fund
                               Intermediate Term Bond Fund
                               Large Cap Opportunity Fund (as of July 29, 2005)
                               Moderate Allocation Fund
                               Moderate Growth Allocation Fund

FUND                           PORTFOLIO
----                           ---------
                               S&P 500 Index Fund
                               Short Term Bond Fund

ICAP FUNDS, INC.               MainStay ICAP Equity Fund
                               MainStay ICAP Select Equity Fund
                               MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.  Balanced Portfolio
                               Basic Value Portfolio
                               Bond Portfolio
                               Capital Appreciation Portfolio
                               Cash Management Portfolio
                               Common Stock Portfolio
                               Conservative Allocation Portfolio
                               Convertible Portfolio
                               Developing Growth Portfolio
                               Floating Rate Portfolio
                               Government Portfolio
                               Growth Allocation Portfolio
                               High Yield Corporate Bond Portfolio
                               Income and Growth Portfolio
                               International Equity Portfolio
                               Large Cap Growth Portfolio
                               Mid Cap Core Portfolio
                               Mid Cap Growth Portfolio
                               Mid Cap Value Portfolio
                               Moderate Allocation Portfolio
                               Moderate Growth Allocation Portfolio
                               S&P 500 Index Portfolio
                               Small Cap Growth Portfolio
                               Total Return Portfolio
                               Value Portfolio